EXHIBIT 99.1

Dynamic Aerospace Systems, Ticker BRQL, Reports First Quarter 2026 Financial Results and Strategic Progress.

ANN ARBOR, MI / ACCESS Newswire / May 15, 2026 / Dynamic Aerospace Systems (“DAS”) (OTCQB:BRQL), a leading innovator in unmanned aerial vehicles (UAVs) and aerospace technologies, today released the following shareholder letter highlighting its first quarter 2026 financial results, operational progress, strategic initiatives, and continued expansion across autonomous systems, intellectual property, government engagement, and aerospace technologies.

Dear Shareholders,

When we created Dynamic Aerospace Systems Corporation last year, many elements came together to make the company possible, including the original shareholders of BrooQLy agreeing to support the addition of aerospace and autonomous vehicle technologies into the company’s future business direction. The founders and I shared a profound belief in the power of this technology to make life better for people everywhere and imagined what life could look like 10, 15, or even 20 years down the road.

Now that we are here, I am amazed at the progress and opportunities already beginning to emerge. For example, I could not have imagined that, within such a short period of time, we would be dramatically enhancing and redeveloping our aerospace and autonomous systems platform through a massive expansion of our intellectual property portfolio, advanced UAV technologies, and next-generation autonomous systems initiatives designed to help save lives, help first responders, support the evolving needs of military and defense organizations, deliver essential medicines and supplies to remote areas, and potentially improve the lives of millions of people around the globe.

What began as a vision has rapidly evolved into a growing aerospace and autonomous systems platform with expanding opportunities across defense, public safety, logistics, and advanced UAV technologies. While we remain in the early stages of our journey, we believe the global demand for autonomous systems, U.S.-manufactured UAV platforms, and intelligent logistics technologies will continue growing substantially over the coming decade.

Understanding Our Financial Performance and Operational Progress

For the quarter ended March 31, 2026, the company reported a GAAP net loss of approximately $1.05 million. While this figure accurately reflects required accounting treatment under U.S. GAAP standards, it is important for shareholders to understand that a meaningful portion of the reported loss consisted of non-cash accounting entries rather than actual operational cash expenditures during the quarter.

The largest non-cash items included approximately:

•	$399,000 of stock-based compensation,
•	$192,000 of amortization of debt discount,
•	$78,000 of amortization expense,
•	$9,000 of depreciation,
•	and financing-related accounting costs.

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These accounting charges are required under GAAP but do not directly reduce the company’s operating cash position in the same way as payroll, manufacturing, engineering, advertising and demonstrations, travel, or vendor payments.

In addition, the quarter included a non-cash accounting gain of approximately $437,000 related to the fair value adjustment of derivative liabilities. While this reduced the reported accounting loss, it also did not provide operational cash to the company.

After adjusting for these items, the company’s total net non-cash impact for the quarter was approximately $252,000. The quarter also included approximately $27,000 of non-recurring legal and accounting expenses associated primarily with non-recurring corporate initiatives and S-1 related activities.

After normalizing for these items, management estimates the company’s adjusted operational loss for Q1 2026 was approximately $773,000, or roughly $258,000 per month.

Importantly, this represents continued operational progress from prior periods as management has aggressively reduced overhead, streamlined operations, consolidated functions, reduced unnecessary expenditures, and focused spending toward strategic initiatives that we believe can create long-term shareholder value.

We believe it is important for shareholders to evaluate the company not only through traditional GAAP reporting metrics, but also through the lens of operational cash utilization, strategic investment positioning, intellectual property development, customer engagement, and long-term growth initiatives as we continue transitioning Dynamic Aerospace Systems into a scalable aerospace and autonomous systems platform.

Capital Markets and Exchange Uplisting Initiatives

During the quarter, the company also continued advancing its broader capital markets strategy, including ongoing efforts to position Dynamic Aerospace Systems for a potential future uplisting to a major national exchange such as the NYSE American.

As part of these initiatives, the company incurred certain legal, accounting, compliance, and S-1 related expenses associated with strengthening its public company infrastructure and preparing for future capital markets opportunities. Management believes these efforts are important foundational steps toward increasing institutional visibility, improving long-term market accessibility, enhancing shareholder awareness, and positioning the company for future growth and financing opportunities as the business continues to mature.

Strategic Investment in Intellectual Property and Patent Expansion

One of the company’s most important initiatives during Q1 2026 was the continued expansion of our intellectual property portfolio.

During the quarter, Dynamic Aerospace Systems announced new patent filings focused on autonomous logistics, drone delivery infrastructure, interceptor drones, tactical UAV systems, and advanced aerospace technologies. These filings were designed to strengthen the company’s long-term competitive positioning across both commercial and defense applications.

The company later expanded this effort further with the announcement of three additional provisional patent filings, bringing the company’s recently filed patent portfolio to a total of ten new filings covering multiple autonomous systems technologies.

These filings include technologies involving:

•	autonomous drone delivery systems,
•	mobile fulfillment and distribution platforms,
•	UAV docking and capture systems,
•	tactical indoor drones,
•	less-than-lethal deployment systems,
•	ejectable battery propulsion arm systems,
•	swarm coordination concepts,
•	autonomous logistics infrastructure.

Management believes intellectual property will become increasingly important within the rapidly evolving UAV and autonomous systems industry. As larger defense contractors, logistics operators, and government agencies continue evaluating autonomous systems deployment, we believe companies with differentiated technology, vertically integrated systems, and protected intellectual property positions will be best positioned for long-term value creation.

While patent development requires investment today, management views these filings as strategic long-term assets that can support future product differentiation, licensing opportunities, government relationships, and potential enterprise value growth.

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Aggressive Sales and Demonstration Strategy

Dynamic Aerospace Systems has continued taking an increasingly aggressive approach toward product demonstrations, customer engagement, and sales development efforts.

Unlike many development-stage companies that rely primarily on presentations or conceptual marketing, our strategy has focused on physically placing our systems in front of potential customers, government agencies, military organizations, public safety operators, and international defense representatives.

These demonstrations require time, personnel, travel, engineering support, logistics coordination, insurance, compliance preparation, and operational resources. However, management believes this direct engagement strategy is critical to building long-term customer relationships and accelerating commercialization opportunities.

Our demonstration and outreach efforts accelerated significantly beginning in September 2025 when the company conducted demonstrations and engagement activities with the United States Air Force surrounding UAV and autonomous systems applications.

In November 2025, the company demonstrated its systems to one of the largest police and fire training academies in the Southwestern United States, expanding awareness of our public safety and tactical UAV capabilities among law enforcement and first responder agencies.

Most recently, Dynamic Aerospace Systems partnered with the Arizona Department of Public Safety to host a large multi-agency drone demonstration expo in Arizona as demand continues increasing for U.S.-manufactured UAV systems. This event brought together numerous law enforcement, public safety, and government agencies to evaluate next-generation drone technologies and operational capabilities.

The company also recently demonstrated its Mitigator class tactical drone platform at the AUVSI XPONENTIAL event inside the flight demonstration cage located within the booth of Unusual Machines. The live demonstration provided attendees, industry participants, defense representatives, and public safety personnel with a firsthand look at the Mitigator platform and its tactical operational capabilities.

Finally, today Friday the 15th of May the company continues expanding its international outreach efforts with the hosting of a major Japanese defense and aerospace delegation involving representatives connected to organizations such as Mitsubishi Heavy Industries, Kawasaki Heavy Industries, Subaru Corporation, NEC Corporation, and IHI Corporation, among others tied to Japan’s defense and aerospace sectors.

Management believes these demonstrations and direct engagements are foundational to developing future government, defense, public safety, and international commercial relationships. While these efforts may not immediately translate into short-term revenue, we believe they are necessary steps toward establishing Dynamic Aerospace Systems as a credible long-term participant within the rapidly growing autonomous systems and UAV market.

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Looking Forward

We believe Q1 2026 represents an important transitional period for Dynamic Aerospace Systems.

The company continues balancing operational discipline and cost reduction while simultaneously investing in strategic growth initiatives involving intellectual property, demonstrations, aerospace commercialization, government outreach, manufacturing readiness, and capital markets positioning.

Our focus remains on:

•	reducing unnecessary cash burn,
•	improving operational efficiency,
•	expanding customer and government engagement,
•	strengthening our IP portfolio,
•	increasing market awareness,
•	and positioning the company for future scalable growth opportunities.

We appreciate the continued support of our shareholders as we continue building Dynamic Aerospace Systems for the long term.

Sincerely,

Kent Wilson

Chief Executive Officer and Chairman of the Board

Dynamic Aerospace Systems Corporation

About Dynamic Aerospace Systems (DAS):

Dynamic Aerospace Systems is a Nevada-incorporated business dedicated to developing innovative aerospace technologies, with a focus on advanced drones (UAVs) for military defense and commercial applications. Committed to engineering excellence and strategic partnerships, DAS delivers reliable, high-performance solutions to meet the evolving needs of the aerospace industry. The Company’s common stock is traded on the OTCQB Market under the ticker symbol “BRQL.”

For more information about DAS, visit: https://www.dynamicaerosystems.com/investor-relations/why-dynamic

Contact Information:

Dynamic Aerospace Systems (DAS)

3753 Plaza Dr, Ann Arbor, MI 48108

Investor Relations: ir@dynamicaerosystems.com

Media Inquiries: media@dynamicaerosystems.com

Follow DAS news and updates:

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Facebook: https://www.facebook.com/profile.php?id=61572730386312

StockTwits: https://stocktwits.com/symbol/BRQL

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Forward-Looking Statements

This shareholder letter and accompanying disclosures contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, Dynamic Aerospace Systems Corporation’s (“DAS” or the “Company”) future business strategy, operational execution, capital markets initiatives, intellectual property expansion, product commercialization efforts, government and defense engagement activities, manufacturing readiness, customer adoption, and potential future growth opportunities within the autonomous systems and unmanned aerial vehicle (“UAV”) markets.

Forward-looking statements are based on current expectations, assumptions, estimates, and projections regarding the Company’s business, industry trends, market demand, and future operating performance. Statements containing words such as “expects,” “anticipates,” “plans,” “believes,” “intends,” “may,” “will,” “could,” “should,” “estimates,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, statements regarding potential future uplisting opportunities, commercialization of UAV technologies, expansion of the Company’s patent portfolio, government and international engagement efforts, future demonstration activities, manufacturing and deployment capabilities, strategic partnerships, and the anticipated long-term growth of the autonomous systems industry.

These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied. Such risks and uncertainties include, but are not limited to: the Company’s ability to continue as a going concern; its ability to raise additional capital; regulatory and governmental approval processes; the timing and outcome of patent filings and intellectual property protections; technological development challenges; customer acceptance of the Company’s products and services; the ability to convert demonstrations, evaluations, or pilot programs into commercial relationships or contracts; competition within the UAV and aerospace industries; supply chain constraints; economic and market conditions; and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. Except as required by applicable law, Dynamic Aerospace Systems undertakes no obligation to publicly update or revise any forward-looking statements to reflect new information, future events, or otherwise.

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